UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2007
ENCORE ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16295 (Commission File Number)	75-2759650 (IRS Employer Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas (Address of principal executive offices)	76102 (Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     Encore Acquisition Company (“Encore”) has announced its intention to form a master limited partnership, or MLP, that will engage in an initial public offering of common units representing limited partner interests. The MLP is expected to own certain Wyoming oil and natural gas properties to be acquired from subsidiaries of Anadarko Petroleum Corporation and certain legacy oil and natural gas properties currently owned by Encore. Net proceeds from the initial public offering are expected to be used to repay indebtedness incurred in connection with the acquired properties. A copy of the press release announcing the proposed offering is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
     Encore’s announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which the offer, solicitation or sale of securities would be unlawful. The securities will only be offered and sold pursuant to a registration statement filed under the Securities Act of 1933, as amended.
     The information being furnished pursuant to Item 7.01 of this Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise be subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
     The exhibit listed below is being furnished pursuant to Item 7.01 of this Form 8-K:
     99.1 Press Release dated January 17, 2007 regarding proposed MLP offering

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ACQUISITION COMPANY
Date: January 17, 2007	By:	/s/ Robert C. Reeves
Robert C. Reeves
Senior Vice President, Chief Financial Officer, and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated January 17, 2007 regarding proposed MLP offering